Exhibit I.


                          AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into this tenth day of January, 1997, by and among Chesapeake Utilities Corporation, a Delaware corporation ("Chesapeake"), CPK Sub-A, Inc., a Delaware corporation ("CPK Sub-A"), Tri-County Gas Company, Inc., a Maryland corporation ("Tri-County"), and James R. Schneider and William P. Schneider, residents of Maryland (each, a "Shareholder" and collectively, the "Shareholders").

                                   ARTICLE I
                                   THE MERGER

          SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, as promptly as practicable following the satisfaction or waiver of the conditions set forth in Article VIII hereof, but in no event later than two business days thereafter, unless the parties hereto shall otherwise agree, articles of merger (the "Articles of Merger") and a certificate of merger (the "Certificate of Merger") providing for the merger of CPK Sub-A with and into Tri-County (the "Merger") shall be duly prepared, executed and filed by Tri-County, as the surviving corporation (the "Surviving Corporation"), in accordance with the relevant provisions of the Maryland General Corporation Law (the "MGCL") and the Delaware General Corporation Law (the "DGCL") and the Merger shall become effective. Following the Merger, the Surviving Corporation shall continue under the same name as Tri-County and the separate corporate existence of CPK Sub-A shall cease. The date and time the Merger becomes effective is referred to herein as the "Effective Time." Immediately prior to the filing of the Articles of Merger and the Certificate of Merger, a closing (the "Closing") shall take place at the offices of Covington & Burling, 1201 Pennsylvania Avenue, Washington, D.C., or such other place and at such time as the parties shall agree.

          SECTION 1.2 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 3-114 of the MGCL and Sections 259, 260 and 261 of the DGCL.

          SECTION 1.3 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation of Tri-County and the By-laws of CPK Sub-A (both of which have been heretofore delivered by Tri-County to Chesapeake or Chesapeake to Tri-County, as the case may be), in each case as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-laws of the Surviving Corporation until duly amended in accordance with applicable law.

          SECTION 1.4 DIRECTORS. The directors of CPK Sub-A immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, or their earlier death, resignation or removal.

          SECTION 1.5 OFFICERS. The officers of CPK Sub-A immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall serve as the officers of the Surviving Corporation at the pleasure of the Board of Directors of the Surviving Corporation.

          SECTION 1.6 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

               (a) Subject to Section 2.2, each issued and outstanding share of common stock, par value $100.00 per share, of Tri-County (the "Tri-County Common Stock") shall automatically be converted into the right to receive (the "Merger Consideration") that amount of fully paid and nonassessable shares of common stock, par value $.4867 per share, of Chesapeake (the "Chesapeake Common Stock"), which shall be determined by dividing 638,000 by the aggregate number of outstanding shares of Tri-County Common Stock at the Effective Time (the "Exchange Ratio"), provided that in the event of a stock split or reverse stock split in either the Tri-County Common Stock or the Chesapeake Common Stock prior to the Effective Time, the Exchange Ratio shall be adjusted proportionately in order to prevent either dilution or enlargement of the rights of the Shareholders.

               (b) Each share of capital stock of Tri-County that is held in the treasury of Tri-County shall be canceled and retired and cease to exist and no consideration shall be issued in exchange therefor.

               (c) The issued and outstanding shares of capital stock of CPK Sub-A shall be converted into and become, in the aggregate, one thousand fully paid and nonassessable shares of common stock of the Surviving Corporation.

                                   ARTICLE II
                               EXCHANGE OF SHARES

          SECTION 2.1 SURRENDER OF CERTIFICATES. At the Effective Time, each of the Shareholders shall surrender the certificate or certificates that formerly represented that Seller's shares of Tri-County Common Stock to the Surviving Corporation, and shall thereupon receive in exchange therefor the Merger Consideration for each share of Tri-County Common Stock formerly represented by such certificate or certificates, and the certificates so surrendered shall forthwith be cancelled.

          SECTION 2.2 NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of Chesapeake Common Stock shall be issued upon the surrender for exchange of certificates of Tri-County Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Chesapeake. In lieu of any such fractional share interest, Chesapeake shall pay to each stockholder of Tri-County who otherwise would be entitled to receive a fractional share of Chesapeake Common Stock (after aggregating all certificates formerly representing shares of Tri-County Common Stock held by the same holder) an amount of cash determined by multiplying (i) the average of the closing prices of Chesapeake Common Stock on the New York Stock Exchange ("NYSE"), as reported by The Wall Street Journal, for the twenty (20) consecutive trading days immediately preceding the second day prior to the Effective Time, by (ii) the fraction of a share of Chesapeake Common Stock to which such holder would otherwise be entitled pursuant to Section 1.6(a) of this Agreement.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                       OF TRI-COUNTY AND THE SHAREHOLDERS

          Tri-County and each of the Shareholders, severally and not jointly, represents and warrants to Chesapeake and CPK Sub-A as follows:

          SECTION 3.1  CORPORATE ORGANIZATION.

               (a) Tri-County is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Section 3.1 of the disclosure schedule to be delivered to Chesapeake prior to the date of this Agreement (the "Tri-County Disclosure Schedule") sets forth the name of each jurisdiction in which Tri-County is qualified or licensed to do business. Tri-County is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, unless failure to qualify would not result in a material adverse effect on Tri-County. Tri-County has heretofore delivered to Chesapeake accurate and complete copies of its Certificate of Incorporation and By-laws, as in effect as of the date of this Agreement.

               (b) Tri-County does not own, directly or indirectly, any capital stock or other equity securities or similar interest in any corporation, partnership, joint venture, or other business association or entity, except as set forth on Disclosure Schedule 3.1.

          SECTION 3.2 CAPITALIZATION. The authorized capital stock of Tri-County consists of 1,000 shares of Tri-County Common Stock, of which 948 shares are issued and outstanding. All of the issued and outstanding shares of Tri-County Common Stock are validly issued, fully paid and nonassessable. As of the date of this Agreement, no shares of Tri-County Common Stock were issuable upon exercise of stock options or warrants or conversion of any preferred stock or debt security or instrument. Except as set forth above, there are not as of the date of this Agreement, and at the Effective Time there will not be, any shares of capital stock (or securities substantially equivalent to capital stock) of Tri-County issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Tri-County to issue, transfer or sell any of its securities.
Section 3.2 of the Tri-County Disclosure Schedule sets forth as of the date of this Agreement (i) the name of the holder and beneficial owner of each outstanding share of Tri-County Common Stock, and (ii) the number of shares of Tri-County Common Stock held by such holder.

          SECTION 3.3  AUTHORITY RELATIVE TO THIS AGREEMENT; BINDING
EFFECT.

               (a) Tri-County has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Tri-County and by the unanimous vote or written consent of the stockholders of Tri-County and no other corporate proceedings on the part of Tri-County are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Tri-County and constitutes a legal, valid and binding agreement of Tri-County, enforceable against Tri-County in accordance with its terms.

               (b) This Agreement has been duly and validly executed and delivered by each Seller and constitutes a legal, valid and binding agreement of each Seller, enforceable against each Seller in accordance with its terms.

          SECTION 3.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the filing and recordation of the Articles of Merger, as required by the MGCL, and the Certificate of Merger, as required by the DGCL, and as set forth in Section 3.4 of the Tri-County Disclosure Schedule, no filing with or notification to, and no permit, authorization, consent, waiver or approval of, any government, executive official thereof, governmental or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign (a "Governmental Entity"), is necessary for the consummation by Tri-County and the Shareholders of the transactions contemplated by this Agreement, excluding, however, filings, permits, authorizations, consents, or approvals of any kind required by the Federal Energy Regulatory Commission ("FERC") or the Public Utility Commission or similar utility regulatory body of the States of Florida, Maryland or Delaware. Except as set forth in Section 3.4 of Tri-County Disclosure Schedule, neither the execution and delivery of this Agreement by Tri-County and the Shareholders nor the consummation by Tri-County and the Shareholders of the transactions contemplated hereby nor compliance by Tri-County and the Shareholders with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of Tri-County, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any mortgage, pledge, charge, security interest, claim or encumbrance of any kind (collectively, a "Lien")) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Tri-County or a Shareholder is a party or by which they or any of their properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, or statute applicable to Tri-County or a Shareholder or any of their properties or assets, or (iv) result in a violation of any rule or regulation applicable to Tri-County or a Shareholder or any of their properties or assets, unless, in the case of this subsection (iv) only, such violation would not result in a material adverse effect on Tri-County or the Merger.

          SECTION 3.5 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth in Section 3.5 of the Tri-County Disclosure Schedule, since November 30, 1996 Tri-County has not:

               (a) suffered any Material Adverse Change; "Material Adverse Change" means:

                    (i) any material change in the nature of Tri-County's business, assets, financial condition, results of operations, or prospects,

                    (ii) the loss of a contract which contributed in excess of two hundred thousand dollars ($200,000.00) of revenues to Tri-County in fiscal year 1996, and

                    (iii) any change that creates a material limitation on the ability to conduct the business of Tri-County as heretofore conducted.

               (b) paid, discharged or otherwise satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, except as expressly permitted pursuant to Section 5.2;

               (c) permitted or allowed any of its material property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Liens, except for:

                    (i) Liens for current taxes or other governmental charges not yet due and payable, or the amount or validity of which is being contested by the appropriate proceedings and for which an appropriate reserve has been established,

                    (ii) Liens disclosed in Sections 3.24(b) and 3.24(c) of the Tri-County Disclosure Schedule,

                    (iii) Liens of carriers, warehousemen, mechanics and materialmen and similar Liens incurred in the ordinary course of business, and

                    (iv) zoning, entitlement and other land use regulations (collectively, "Permitted Liens");

               (d) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice, except as expressly permitted pursuant to Section 5.2;

               (e) granted any increase in the compensation or benefits of any officer or employee (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation or benefits payable or to become payable to any officer or employee, and no such increase is customary on a periodic basis or required by agreement or understanding;

               (f)  made any change in severance policy or practices;

               (g) made any expenditure capitalized in accordance with Tri-County's current accounting policies or acquired any property or assets (other than new materials and supplies) for a cost in excess of $100,000, in the aggregate, excluding from this aggregate amount expenditures in the ordinary course of business on propane gas and propane tanks;

               (h) except as expressly permitted by Section 5.2 of this Agreement, declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of Tri-County;

               (i) except as contemplated by Section 5.3 of this Agreement, made any material change in any method of tax or financial accounting or accounting practice or made or changed any election for Federal income tax purposes without the consent of Chesapeake;

               (j) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors or stockholders or any affiliate or associate of any of its officers, directors or stockholders, except as expressly permitted pursuant to Section 5.2 of this Agreement; or

               (k) agreed or planned, whether in writing or otherwise, to take any action described in this Section.

          SECTION 3.6 UNAUDITED FINANCIAL STATEMENTS. Tri-County shall have furnished to Chesapeake prior to the date of this Agreement an unaudited balance sheet of Tri-County as of November 30, 1996 and an unaudited statement of operations for the eleven month period ending November 30, 1996 (collectively, the "Unaudited Financial Statements"). Such Unaudited Financial Statements shall be certified by the Chief Executive Officer of Tri-County to his knowledge as having been prepared under his supervision; as presenting the financial position of Tri-County in accordance with generally accepted accounting principles consistently applied; to be true, correct and complete in all material respects; and to reflect accurately the books and records of Tri-County, in all material respects, subject to normal year-end adjustments .

          SECTION 3.7 NO UNDISCLOSED LIABILITIES. Except as and to the extent provided in the Unaudited Financial Statements or Section 3.7 of the Tri-County Disclosure Schedule, Tri-County did not have on November 30, 1996 any material liabilities (whether contingent or absolute, direct or indirect, known or unknown to Tri-County or matured or unmatured) not fully reflected or fully reserved against in the Unaudited Financial Statements. Except as set forth in Section 3.7 of the Tri-County Disclosure Schedule, since November 30, 1996, Tri-County has not incurred any liability except in the ordinary course of business consistent with past practice.

          SECTION 3.8 NO DEFAULT. Except as set forth in Section 3.8 of the Tri-County Disclosure Schedule, Tri-County is not in default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or its By-laws, (ii) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Tri-County is a party or by which it or any of its properties or assets may be bound (unless, in the case of a contract, such default would not have a material adverse effect on Tri-County), or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Tri-County or any of its properties or assets, unless such default or violation will not have a material adverse effect on Tri-County.

          SECTION 3.9 LITIGATION. Except as set forth in Section 3.9 of the Tri-County Disclosure Schedule, there is no action, suit, proceeding, arbitration, or investigation pending or threatened by or before any Governmental Entity involving Tri-County or any of its properties or assets. Neither Tri-County nor any of its properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award. There is no action, suit, proceeding, arbitration or investigation initiated by Tri-County currently pending or that Tri-County presently intends to initiate.

          SECTION 3.10  COMPLIANCE WITH APPLICABLE LAW.

               (a) Except as set forth in Section 3.10 of the Tri-County Disclosure Schedule, the business of Tri-County has not been conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity, unless such violation will not result in a material adverse effect on Tri-County. Tri-County holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its businesses (the "Tri-County Permits") and is in compliance with the terms of the Tri-County Permits, unless the failure to obtain any Tri-County Permits or be in compliance therewith will not result in a material adverse effect on Tri-County. Except as set forth in Section 3.10 of the Tri-County Disclosure Schedule, neither Tri-County nor either Shareholder has received any notification of any asserted present or past failure by Tri-County to comply with such laws, rules or regulations or such Tri-County Permits which have not been previously cured, and to the knowledge of Tri-County, there is no pending audit, investigation or other review by any Governmental Entity to determine the existence of any violation of such laws, rules or regulations or such Tri-County Permits.

               (b) For purposes of this Agreement, "knowledge of Tri-County" or "known by Tri-County" shall include knowledge of either Tri-County or either of the Shareholders.

          SECTION 3.11  TAXES.

               (a) From October 1, 1987 until December 31, 1996, Tri-County has been an S corporation as defined by Section 1361(a)(1) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code").

               (b) The amounts, if any, provided as a liability on the Unaudited Financial Statements for all Taxes (as hereinafter defined) are adequate to cover all unpaid liabilities for all Taxes, whether or not disputed, that have accrued or will accrue with respect to or are applicable to the period ended on and including the Effective Time (including, without limitation, as a result of the transactions contemplated by this Agreement) or to any years and periods prior thereto and for which Tri-County may be directly or contingently liable in its own right or as a transferee of the assets of, or successor to, any person. Tri-County has incurred no Tax liabilities other than in the ordinary course of business for any taxable year for which the applicable statute of limitations has not expired. There are no Liens for Taxes (other than Liens for current Taxes not yet due and payable, or the amount or validity of which is being contested by the appropriate proceedings and for which an appropriate reserve has been established) upon the properties or assets of Tri-County. Tri-County has not granted or been requested to grant any waiver of any statutes of limitations applicable to any claim for Taxes. Apart from the election referenced in Code Section 1362(a) and normal elections for inventory, amortization, and depreciation, Tri-County has made no material elections for federal income tax purposes.

               (c) Tri-County (i) has filed (or has had filed on its behalf) or will file or cause to be filed timely all Tax Returns (as hereinafter defined) required by applicable law to be filed prior to or as of the Effective Time and (ii) has paid all Taxes shown thereon as owing. Each such Tax Return is true, accurate and complete. All Taxes that Tri-County is required by law to withhold or collect, including sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over in a timely manner to the proper governmental authorities or are held in separate bank accounts for such purpose.

               (d) No extensions of time have been granted for Tri-County to file any Tax Return required by applicable law to be filed prior to or as of the Effective Time, which have expired, or will expire, prior to or as of the Effective Time without such Tax Return having been filed.

               (e) To the knowledge of the Shareholders, or as should be reasonably known by Tri-County, none of the Tax Returns filed by or on behalf of Tri-County are currently undergoing any Audit (as hereinafter defined), Tri-County has received no notice that any Tax Return will undergo any Audit, and no facts exist that would constitute grounds for the assessment against Tri-County of any material additional Taxes by any governmental authority for periods that have not been audited. No material issues have been raised in any Audit by any governmental authority with respect to the business and operations of Tri-County that, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the liability for Taxes for any other period not so examined. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted, or assessed against Tri-County.

               (f) No power of attorney has been granted by Tri-County with respect to any matter relating to Taxes which is currently in force.

               (g) Tri-County is not a party to any agreement providing for the allocation or sharing of Taxes.

               (h) Tri-County has not entered into any agreement that would result in the disallowance of any tax deduction pursuant to Code
Section 280G.

               (i) No "consent" within the meaning of Code Section 341(f) has been filed with respect to Tri-County.

               (j) Neither of the Shareholders is a "foreign person" as defined in Code Section 1445(f)(3).

               (k) None of the assets of Tri-County constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Code Section 168, and none of the assets reflected on the Unaudited Financial Statements is subject to a lease, safe harbor lease or other arrangement as a result of which Tri-County is not treated as the owner of such assets for federal income tax purposes.

               (l) To the knowledge of or as reasonably should be known by Tri-County, the basis of all depreciable or amortizable assets, and the methods used in determining allowable depreciation or amortization (including cost recovery) deductions of Tri-County, are materially correct and in compliance with the Code.

               (m) To the knowledge of Tri-County, Tri-County is not required to make any material adjustment under Code Section 481(a) by reason of a change or proposed change in accounting method or otherwise.

               (n)  For purposes of this Agreement:

                    (i) the term "Taxes" shall mean all taxes, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, license, payroll, environmental, capital stock, disability, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any federal, state, local or foreign governmental authority, and such term shall include any interest, penalties or additions to tax attributable thereto;

                    (ii) the term "Tax Return" shall include all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes; and

                    (iii) the term "Audit" shall include any taxing authority's audit, assessment of Taxes, or other examination proceedings or appeal of such proceedings relating to Taxes.

          SECTION 3.12  ERISA.

               (a) Except as and to the extent described in Section 3.12(a) of the Tri-County Disclosure Schedule, Tri-County does not maintain or contribute to any "employee benefit plan," as such term is defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"). The employee benefits plans disclosed in Section 3.12(a) of the Tri-County Disclosure Schedule are referred to as the "ERISA Plans." With respect to each ERISA Plan, Tri-County has provided Chesapeake with a true and complete copy of each of the following (to the extent applicable to such ERISA Plan):

                    (i) the current plan document (including all amendments adopted since the most recent restatement) and the most recent summary plan description (including all summaries of material modifications prepared since the most recent summary plan description);

                    (ii) the annual report on Form 5500 for the most recent year for which such report has been filed;

                    (iii) each related trust agreement, insurance contract (with the exception of a group annuity contract that serves as a funding vehicle under Tri-County's retirement savings plan, which Tri-County shall use best efforts to provide to Chesapeake before the Effective Time), or investment management agreement (including all amendments to each such document); and

                    (iv) the most recent Internal Revenue Service ("IRS") determination letter. Except as and to the extent described in Section 3.12(a) of the Tri-County Disclosure Schedule, any obligation of Tri-County to provide postretirement benefits or postemployment benefits under any ERISA Plan is reflected in Tri-County's most recent financial statement in accordance with Statements of Financial Accounting Standards 106 and 112.

               (b) Tri-County has complied in all material respects with all applicable provisions of ERISA and the Code and with any other laws, rules, and regulations that are applicable to the ERISA Plans, except for compliance failures that individually or in the aggregate would not have a material adverse effect on Tri-County. Each ERISA Plan that is intended to be "qualified" within the meaning of Code Section 401(a) has been determined by the IRS to be qualified, or application for such a determination has been made prior to the expiration of the applicable remedial amendment period, and nothing has occurred since the date of such determination or application that is reasonably likely to result in the disqualification of any such ERISA Plan. No ERISA Plan is subject to any ongoing audit, investigation, or other administrative proceeding of any governmental entity, and no ERISA Plan is the subject of any pending application for administrative relief under any voluntary compliance program or closing agreement program of the IRS or the Department of Labor. No person or entity has engaged in any "prohibited transaction" (as such term is defined in ERISA and the Code) with respect to any ERISA Plan. Tri-County has paid or remitted all contributions to any ERISA Plan within the time required by applicable law and, if applicable, within the deadline for claiming a tax deduction for the year with respect to which the contribution is made.

               (c) Tri-County has not offered to provide health insurance coverage to any individual, or to the family members of any individual, for any period extending beyond the termination of the individual's employment, except to the extent required by the health care continuation coverage ("COBRA") provisions in ERISA and the Code.

               (d) Tri-County has not at any time during the ten calendar years preceding the year of the Merger maintained, or contributed to, any defined benefit plan covered by Title IV of ERISA, or incurred any liability under Title IV of ERISA, and the transactions contemplated by this Agreement will not subject Tri-County to any liability under Title IV of ERISA. Tri-County has not at any time maintained, or contributed to, any multiemployer plan described in Section 3(37) of ERISA, or incurred any withdrawal liability under ERISA, and the transactions contemplated by this Agreement will not subject Tri-County to any withdrawal liability under ERISA.

               (e) There are no pending or, to the knowledge of Tri-County, threatened claims (other than routine claims for benefits) by or on behalf of any ERISA Plan, or otherwise involving any ERISA Plan, by any participant, beneficiary, or fiduciary under such ERISA Plan.

               (f) Section 3.12(f) of the Tri-County Disclosure Schedule contains a list of all employee benefit plans (other than the ERISA Plans listed in Section 3.12(a) of the Tri-County Disclosure Schedule), nonqualified deferred compensation arrangements, stock incentive or stock option plans, executive contracts, termination or severance agreements, change in control agreements, or other arrangements maintained or contributed to by Tri-County to provide compensation or termination pay to its employees in a form other than current cash wages. The employee benefit plans disclosed in Section 3.12(f) of the Tri-County Disclosure Schedule are referred to as the "Non-ERISA Plans." Tri-County has provided Chesapeake with a true and complete copy of any document creating or governing any Non-ERISA Plan. Tri-County has complied in all material respects with any laws, rules, and regulations that are applicable to the Non-ERISA Plans, except for compliance failures that individually or in the aggregate would not have a material adverse effect on Tri-County. Tri-County has no plan or commitment, whether legally binding or not, to create any additional Non-ERISA Plan or to change the terms of any existing Non-ERISA Plan. Except as disclosed in Section 3.12(f) of the Tri-County Disclosure Schedule, the transactions contemplated by this Agreement will not increase or accelerate any amount due under any Non-ERISA Plan, require assets to be set aside or other forms of security to be provided with respect to any liability under any Non-ERISA Plan, or result in any "parachute payment" (within the meaning of Code Section 280G) under any Non-ERISA Plan.

               (g) Except as set forth in Section 3.12(g) of the Tri-County Disclosure Schedule, each ERISA Plan and Non-ERISA Plan can be terminated within a period of 30 days, without payment of additional compensation or amount or the additional vesting or acceleration of any benefits, unless such compensation, the vesting of such benefits, or other effects of such termination would not, individually or in the aggregate, have a material adverse effect on Tri-County.

          SECTION 3.13  ENVIRONMENTAL MATTERS.

               (a) Except as set forth in Section 3.13 of the Tri-County Disclosure Schedule, neither Tri-County nor either Shareholder has learned, been advised, or received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise that alleges or suggests that, Tri-County, BJ Limited Partnership or either Shareholder is not in full compliance with the Environmental Laws.
Section 3.13 of the Tri-County Disclosure Schedule lists the permits or other governmental authorizations that Tri-County has pursuant to the Environmental Laws.

               (b) To the knowledge of Tri-County, there are no Environmental Claims (as hereinafter defined) pending or threatened against Tri-County, BJ Limited Partnership or either Shareholder or against any person or entity whose liability for any Environmental Claim Tri-County, BJ Limited Partnership or either Shareholder holds, has retained, or has assumed either contractually or by operation of law and neither Tri-County nor either Shareholder knows of any facts or allegations that could result in future Environmental Claims.

               (c) To the knowledge of Tri-County, none of the Real Property, as such term is defined in Section 3.24, nor any property owned or leased by Tri-County is on the National Priorities List or the Comprehensive Environmental Response Compensation and Liability Information System, and no such property is a Resource Conservation and Recovery Act "permitted facility." No such property is permitted by the State of Maryland to be used as a landfill or disposal site of any type.

               (d) To the knowledge of Tri-County, Section 3.13 of the Tri-County Disclosure Schedule lists all tanks (except propane tanks) owned, leased, operated or used by Tri-County, or which are currently used by Tri-County and are located on the Real Property, as such term is defined in Section 3.24.

               (e)  For purposes of this Agreement:

                    (i) "Environmental Claim" means any claims, action, cause of action, litigation, proceeding, order, decree, investigation or notice (written or oral) by any person or entity alleging potential liability or responsibility (including, without limitation, potential liability or responsibility for investigatory costs, cleanup costs, costs of compliance with laws, requirements, guidelines, or orders, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by Tri-County or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                    (ii) "Environmental Laws" means all Federal, state, local and foreign laws, regulations, ordinances, rules, guidelines, orders, directives, judgments and determinations relating in any way to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, as amended from time to time.

                    (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, hazardous materials, hazardous substances, hazardous wastes, toxic substances, petroleum and petroleum products, and any substance controlled or regulated by any Environmental Law.

          SECTION 3.14 POOLING MATTERS. The representations, warranties and covenants of Tri-County set forth in the draft letter from Tri-County to Coopers & Lybrand, dated as of the date of this Agreement, are true and correct in all material respects and will be true and correct in all material respects as of the Effective Time (except as such matters may be subject to the control of Chesapeake or its affiliates). Tri-County shall execute such letter at the Closing.

          SECTION 3.15  CHANGE IN CONTROL.  Except as set forth in Section
3.15 of the Tri-County Disclosure Schedule, Tri-County is not a party to any contact, agreement or understanding involving in excess of two hundred thousand dollars ($200,000.00) which contains a "change in control," "potential change in control" or similar provision. Except as set forth in
Section 3.15 of the Tri-County Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Tri-County to any person.

          SECTION 3.16  INTELLECTUAL PROPERTY.

               (a) Except as set forth in Section 3.16(a) of the Tri-County Disclosure Schedule, Tri-County owns, or is licensed or otherwise has the full right to use, all copyrights, trademarks and service marks (including all applications and registrations therefor), trade names, computer software, patents (including applications therefor), and all other intellectual property that is necessary for the conduct of its business as heretofore conducted (collectively, the "Intellectual Property").

               (b) Except as set forth in Section 3.16(b) of the Tri-County Disclosure Schedule, there are no outstanding claims, judgments, settlements or proceedings against Tri-County asserting the invalidity, abuse, misuse or unenforceability of any of the Intellectual Property and there are no threatened claims or proceedings relating to the validity of or enforceability of the Intellectual Property. To the knowledge of Tri-County, there are no pending or threatened opposition or other administrative proceedings with respect to any Intellectual Property which is the subject of a pending application that would prevent the registration in due course of such Intellectual Property.

          SECTION 3.17  CONTRACTS AND COMMITMENTS.  Except as set forth in
Section 3.17 of the Tri-County Disclosure Schedule:

               (a) Tri-County has no agreements, contracts, commitments, or restrictions that are material to its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise) or operations;

               (b) There are no purchase contracts or commitments under which Tri-County is required to pay in excess of two hundred thousand dollars ($200,000.00), which continue for a period of more than twelve (12) months;

               (c) There are no outstanding sales contracts or commitments of Tri-County that call for the payment to, or receipt by, Tri-County of more than two hundred thousand dollars ($200,000.00), which continue for a period of more than twelve (12) months;

               (d) Tri-County has no outstanding contracts with officers, directors or employees that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty, or premium or any agreement or arrangement providing for the payment of any bonus or commissions based on sales or earnings, except such agreements as are expressly permitted by Section 5.2;

               (e) Tri-County is not restricted by agreement from carrying on its business anywhere in the world;

               (f) Tri-County has no debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others;

               (g) Tri-County has no power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent, or otherwise), as guarantor, surety, co-signer, endorser, co-maker or indemnitor for the obligation of any person, corporation, partnership, joint venture, association, organization, or other entity; and

               (h) None of the officers, directors or stockholders of Tri-County has any interest in any property, real or personal, tangible or intangible, including without limitation Intellectual Property, that is used in the business of Tri-County.

          SECTION 3.18 LABOR RELATIONS. As of the date hereof, there is no strike or other labor dispute pending against Tri-County. Tri-County is not bound by or subject to (and none of its properties or assets is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or sought to represent any of the employees, representatives or agents of Tri-County, nor is Tri-County aware of any labor organization activity involving its employees. Except as previously disclosed to Chesapeake, no officer or, to the knowledge of Tri-County, any key employee of Tri-County has any plans to terminate his employment with Tri-County.

          SECTION 3.19  EMPLOYEE BENEFIT PLANS.  Except as disclosed in
Section 3.12 or Section 3.19 of the Tri-County Disclosure Schedule, Tri-County has previously given to Chesapeake true and correct copies of its work rule manuals, rules, policies or other guidelines relating to employee compensation, retirement and severance and each employment or consulting contract to the extent they exist. Except as set forth in Section 3.12 or
Section 3.19 of the Tri-County Disclosure Schedule and except as previously disclosed to Chesapeake in writing, there are no other significant employee benefit plans, programs or arrangements, maintained or contributed to by Tri-County.

          SECTION 3.20 PERSONNEL. Tri-County has furnished to Chesapeake a list of the names and current salaries of each officer and employee of Tri-County as of the date of this Agreement. Section 3.20 of the Tri-County Disclosure Schedule sets forth a complete and correct list of all written employment, compensation, severance, consulting or indemnification contracts between Tri-County and its present or former employees, officers, directors and consultants to the extent Tri-County has any continuing obligations thereunder. Tri-County has made available to Chesapeake true and correct copies of all such agreements.

          SECTION 3.21 INSURANCE. Section 3.21(a) of the Tri-County Disclosure Schedule contains an accurate and complete list of all policies of fire, liability, workmen's compensation and other forms of insurance owned or held by Tri-County, except with respect to the policies as disclosed in Section 3.12 of the Tri-County Disclosure Schedule. Except as set forth in Section 3.21 of the Tri-County Disclosure Schedule, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Effective Time will have been paid, and no notice of cancellation of termination has been received with respect to any such policy. Except as set forth in Section 3.21 of the Tri-County Disclosure Schedule, such policies will remain in full force and effect through the respective dates set forth in Section 3.21(a) of the Tri-County Disclosure Schedule without the payment of additional premiums, and will not be materially affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. All known claims, if any, made against Tri-County that are covered by insurance have been disclosed to and accepted by the appropriate insurance companies and, to the best knowledge of Tri-County, are being defended by such appropriate insurance companies and are described in Section 3.21(b) of the Tri-County Disclosure Schedule, and, except as disclosed in Section 3.21(b) of the Tri-County Disclosure Schedule, no claims have been denied coverage during the last three years.

          SECTION 3.22 RECEIVABLES. All accounts and notes due and uncollected as reflected on the Unaudited Financial Statements, and all accounts and notes due and uncollected arising subsequent to November 30, 1996 (i) have arisen in the ordinary course of business of Tri-County, except as set forth in Section 3.22 of the Tri-County Disclosure Schedule and (ii) represent valid obligations due to Tri-County enforceable in accordance with their terms, net of applicable reserves. Tri-County has previously made available to Chesapeake lists of the aging and amounts of all accounts and notes due and uncollected at November 30, 1996.

          SECTION 3.23  RELATED PARTY CONTRACTS.  Except as set forth in
Section 3.23 of the Tri-County Disclosure Schedule, Tri-County has no agreements, arrangements or commitments with related parties (including stockholders, directors and officers), other than the related-party agreements described in Sections 3.17(d) and 3.17(i) of the Tri-County Disclosure Schedule. Except as set forth in Section 3.23 of the Tri-County Disclosure Schedule, each of the related-party agreements was entered into between Tri-County and the party thereto on an arm's length basis on terms no less favorable to Tri-County than it could obtain from an unrelated third party.

          SECTION 3.24  REAL PROPERTY; LEASED PREMISES.

               (a) Section 3.24 of the Tri-County Disclosure Schedule sets forth a true and complete list and description of all real property and land owned by Tri-County or BJ Limited Partnership, or owned by either Shareholder and used in the business of Tri-County or BJ Limited Partnership, and the buildings, improvements and structures located thereon, except for the Leased Premises (as defined below) (collectively, the "Real Property").

               (b) Tri-County has good and marketable title to the Real Property in fee simple and to the structures and fixtures attached or appurtenant to the Real Property, free and clear of all Liens, except (i) as set forth in Section 3.24 of the Tri-County Disclosure Schedule, and
(ii) Permitted Liens.

               (c) Section 3.24(c) of the Tri-County Disclosure Schedule sets forth a true and complete list of each lease of premises executed by or binding upon Tri-County as lessee, sublessee, tenant or assignee (the "Leased Premises"), whether written or unwritten. Except as set forth in
Section 3.24(c) of the Tri-County Disclosure Schedule, each such lease is in full force and effect without any default or breach thereof by Tri-County or, to the knowledge of Tri-County, by any other party thereto. True and complete copies of all written leases listed on Schedule 3.24(c) of the Tri-County Disclosure Schedule (including all amendments, addenda, waivers and all other binding documents relating thereto) have been made available to Chesapeake.

               (d) Except as set forth in Section 3.24(d) of the Tri-County Disclosure Schedule, Tri-County has not received any notice of or writing referring to any requirements by any insurance company that has issued a policy covering any part of any Real Property or Leased Premises or by any board of fire underwriters or other body exercising similar functions, requiring any repairs or work to be done on any part of any Real Property or Leased Premises.

          SECTION 3.25 ABSENCE OF CERTAIN PAYMENTS. Neither Tri-County or any of its affiliates or any of their respective officers, directors, employees or agents or other people acting on behalf of any of them have
(i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation, decree, directive or order of any other country and (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. None of Tri-County or any of its affiliates or any of their respective directors, officers, employees or agents of other persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

          SECTION 3.26 DISCLOSURE. No representation or warranty by Tri-County or either Shareholder in this Agreement and no statement in any document, schedule or certificate furnished or to be furnished by Tri-County or either Shareholder to Chesapeake or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements herein or therein, in light of the circumstance under which they were made, not misleading.

          SECTION 3.27  PUHCA.

               (a) Tri-County is not, and at the Effective Time will not be, a "public-utility company," as that term is defined in Section 2(a)(5) of the Public Utility Holding Company Act of 1935, and the rules and regulations thereunder (the "1935 Act").

               (b) Upon consummation of the Merger, neither of the Shareholders, individually or in the aggregate, shall constitute a "holding company" with respect to Chesapeake, as that term is defined in Section 2(a)(7) of the 1935 Act.


               (c) Neither Shareholder directly or indirectly owns, controls, or holds with power to vote five percent or more of the outstanding voting securities of a public-utility company, as that term is defined in Section 2(a)(5) of the 1935 Act.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF CHESAPEAKE

          Chesapeake represents and warrants to Tri-County and the Shareholders as follows:

          SECTION 4.1 CORPORATE ORGANIZATION. Each of Chesapeake and CPK Sub-A is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Chesapeake is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, unless failure to do so would not result in a material adverse effect (for purposes of this Agreement, the phrase "material adverse effect on Chesapeake" will mean such effect on Chesapeake and its subsidiaries, taken as a whole). Chesapeake has heretofore delivered to Tri-County and the Shareholders accurate and complete copies of (i) its Certificate of Incorporation and By-laws, as in effect as of the date of this Agreement, and (ii) the Certificate of Incorporation and By-laws of CPK Sub-A, as in effect as of the date of this Agreement.

          SECTION 4.2 CAPITALIZATION. The authorized capital stock of Chesapeake consists of 12,000,000 shares of Chesapeake Common Stock and 2,000,000 shares of preferred stock, of which 3,800,516 shares of Chesapeake Common Stock were issued and outstanding as of December 31, 1996. All of issued outstanding shares of Chesapeake Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. As of December 31, 1996, 113,051 shares of Chesapeake Common Stock were issuable upon exercise of warrants or stock options and 198,137 shares of Chesapeake Common Stock were reserved for issuance under such plans. In addition, there are $4,095,000 face amount convertible debt securities outstanding. Except as set forth above and as set forth in Section 4.2 of the disclosure schedule to be delivered to Tri-County and the Shareholders prior to the date of this Agreement (the "Chesapeake Disclosure Schedule"), or as may be required in connection with Chesapeake's ongoing acquisition activities, there are not any shares of capital stock (or securities substantially equivalent to capital stock) of Chesapeake issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Chesapeake to issue, transfer or sell any of its securities.

          SECTION 4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Chesapeake and CPK Sub-A has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors of Chesapeake and CPK Sub-A and by Chesapeake as the sole stockholder of CPK Sub-A and no other corporate proceedings on the part of Chesapeake or CPK Sub-A are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each of Chesapeake and CPK Sub-A and constitutes a legal, valid and binding agreement of each of Chesapeake and CPK Sub-A, enforceable against each of Chesapeake and CPK Sub-A in accordance with its terms.

          SECTION 4.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the filing and recordation of the Articles of Merger, as required by the MGCL, and the Certificate of Merger, as required by the DGCL, or as set forth in Section 4.4 of the Chesapeake Disclosure Schedule, no filing with or notification to, and no permit, authorization, consent, waiver or approval of, any Governmental Entity, is necessary for the consummation by Chesapeake of the transactions contemplated by this Agreement. Except as set forth in Section 4.4 of the Chesapeake Disclosure Schedule, neither the execution and delivery of this Agreement by Chesapeake or CPK Sub-A nor the consummation by Chesapeake and CPK Sub-A of the transactions contemplated hereby nor compliance by Chesapeake or CPK Sub-A with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of Chesapeake or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Chesapeake or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, or statute applicable to Chesapeake or CPK Sub-A or any of their properties or assets, or (iv) result in a violation of any rule or regulation applicable to Chesapeake or CPK Sub-A or any of their properties or assets, unless, in the case of this subsection (iv) only, such violation would not result in a material adverse effect on Chesapeake or CPK Sub-A or the Merger.

          SECTION 4.5 SEC REPORTS. Chesapeake has filed on a timely basis all required forms, reports, registration statements and documents with the Securities and Exchange Commission ("SEC") since January 1, 1994 (collectively, the "Chesapeake SEC Reports"), each of which has complied in all materials respects with all applicable requirements of the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), as each was in effect on the dates so filed. Chesapeake has heretofore delivered to Tri-County and the Shareholders in the form filed with the SEC, its (i) Annual Reports on Form 10-K for each of the last three (3) fiscal years and (ii) all definitive proxy statements relating to Chesapeake meetings of stockholders (whether annual or special) held since January 1, 1994, all Quarterly Reports on Form 10-Q for the last three (3) fiscal years, Annual Reports to Shareholders for the last three
(3) fiscal years and all Current Reports on Form 8-K filed in the last three (3) fiscal years. The audited consolidated financial statements and unaudited consolidated interim financial statements of Chesapeake included in the Chesapeake SEC Reports are true, correct and complete in all material respects; fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Chesapeake and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations, changes in financial position and changes in stockholders equity and cash flows for the periods then ended (subject to normal year-end and audit adjustments in the case of any unaudited interim financial statements); and comply as to form in all material respects with the rules and regulations of the SEC with respect thereto.

          SECTION 4.6 CPK SUB-A. CPK Sub-A has not conducted any operations or incurred any liabilities or obligations other than arising under or in connection with its formation and the transactions contemplated by this Agreement.

          SECTION 4.7 CHESAPEAKE SHARES. All of the shares of Chesapeake Common Stock to be issued in connection with the Merger will, at the time of such issuance, be validly issued, fully paid and nonassessable and free of preemptive rights and free of any adverse liens, claims, charges or encumbrances.

          SECTION 4.8 DISCLOSURE. No representation or warranty by Chesapeake in this Agreement and no statement contained in any document (including without limitation, the Chesapeake SEC Reports), schedule or certificate furnished or to be furnished by Chesapeake to Tri-County or the Shareholders or any of their representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          SECTION 4.9 POOLING MATTERS. The representations, warranties and covenants of Chesapeake set forth in the draft letter from Chesapeake to Coopers & Lybrand, dated as of the date of this Agreement, are true and correct in all material respects and will be true and correct in all material respects as of the Effective Time (except as such matters may be subject to the control of Tri-County or its affiliates). Chesapeake shall execute such letter at the Closing.

          SECTION 4.10 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth in the Chesapeake SEC Reports or in Section 4.10 of the Chesapeake Disclosure Schedule, since September 30, 1996, Chesapeake has not:

               (a) suffered any Material Adverse Change; "Material Adverse Change" means:

                    (i) any material adverse change in the nature of Chesapeake's business, assets, financial condition, results of operations, net income, or prospects,

                    (ii) the loss of a contract which would have a material adverse effect on Chesapeake, and

                    (iii) any change that creates a material limitation on the ability of Chesapeake to conduct its business substantially as heretofore conducted. For purposes of this Section 4.10 only, material adverse effect on net income shall mean a decrease of ten percent or more in net income for Chesapeake and its consolidated subsidiaries in any calendar quarter from the comparable calendar quarter in the preceding fiscal year, excluding any decrease reasonably attributable to (i) temperature fluctuations or (ii) other matters previously disclosed in the Chesapeake SEC Reports.

               (b) agreed or planned, whether in writing or otherwise, to take any action described in this Section.

          SECTION 4.11 NO UNDISCLOSED LIABILITIES. Except as and to the extent provided in Section 4.11 of the Chesapeake Disclosure Schedule, Chesapeake did not have at September 30, 1996 any material liabilities (whether contingent or absolute, direct or indirect, known or unknown to Chesapeake or matured or unmatured) not fully reflected or fully reserved against in the Chesapeake SEC Reports. Except as set forth in Section 4.11 of the Chesapeake Disclosure Schedule, since September 30, 1996, Chesapeake has not incurred any liability in excess of $2,000,000 except in the ordinary course of business consistent with past practice.

          SECTION 4.12 NO DEFAULT. Except as set forth in the Chesapeake SEC Reports and Section 4.12 of the Chesapeake Disclosure Schedule, Chesapeake is not in default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or its By-laws, (ii) to its knowledge, any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Chesapeake is a party or by which, it or any of its properties or assets may be bound, (iii) any order, writ, injunction, decree, or to its knowledge, any statute, rule or regulation applicable to Chesapeake or any of its properties of assets, unless such default or violation would not have a material adverse effect on Chesapeake.

          SECTION 4.13 LITIGATION. Except as set forth in Chesapeake SEC Reports or on Section 4.13 of the Chesapeake Disclosure Schedule, there is no material action, suit, proceeding, arbitration, or investigation pending or threatened by or before any Governmental Entity involving Chesapeake or any of its properties or assets. Except as set forth in the Chesapeake SEC Reports or on Section 4.13 of the Chesapeake Disclosure Schedule, neither Chesapeake nor any of its material properties or assets is subject to any material order, writ, judgment, injunction, decree, determination or award.

          SECTION 4.14 COMPLIANCE WITH APPLICABLE LAW. Except as set forth in the Chesapeake SEC Reports or Section 4.14 of the Chesapeake Disclosure Schedule, the business of Chesapeake has not been conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity unless such violation would not result in a material adverse effect on Chesapeake. Chesapeake holds and is in compliance with all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its businesses (the "Chesapeake Permits"), unless the failure to obtain or be in compliance with any of the Chesapeake Permits would not result in a material adverse effect on Chesapeake. Except as set forth in the Chesapeake SEC Reports or in Section 4.14 of the Chesapeake Disclosure Schedule, Chesapeake has not received any notification of any asserted present or past failure by Chesapeake to comply with such laws, rules or regulations or such Chesapeake Permits which have not been previously cured, and to Chesapeake's knowledge, there is no pending audit, investigation or other review by any Governmental Entity to determine the existence of any violation of such laws, rules or regulations or such Chesapeake Permits.

          SECTION 4.15  TAXES.

               (a) Chesapeake has (i) duly filed with the appropriate governmental authorities all Tax Returns (as defined in Section 4.15(c)) required to be filed by it for all periods ending on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full all Taxes (as defined in Section 4.15(b)) due in connection with or with respect to the filing of such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceeding and with respect to which Chesapeake is maintaining reserves adequate for their payment. Neither the Internal Revenue Service (the "IRS") nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or threatening to assert against any deficiency or claim for additional Taxes. Chesapeake has not been granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax that is currently in effect. There are no tax liens on any assets of Chesapeake. Chesapeake has not received a ruling or entered into an agreement with the IRS, or any other governmental entity or taxing authority or agency that would have a material adverse effect on Chesapeake after the Effective Time. The accruals and reserves for Taxes reflected in Chesapeake's most recent balance sheet included in the Chesapeake SEC Report are adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with generally accepted accounting principles. Except for Chesapeake and its subsidiaries' intercompany tax allocation agreements, no agreements relating to allocating or sharing of Taxes exist among Chesapeake and its subsidiaries and no tax indemnities given by Chesapeake in connection with a sale of stock or assets remain in effect.

               (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such terms shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

               (c) For purposes of this Agreement, the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

               (d) Indemnification for Certain Tax Matter. If, within the three (3) year period subsequent to the date of this Agreement, the amount of taxable income for any taxable period that expires prior to the Closing Date (a "Prior Period") reported on any federal or state income tax return of Tri-County for such Prior Period (a "Prior Period Return") increases because of (i) the filing subsequent to the Effective Time of an amendment to any such Prior Period Return by Tri-County or a successor in interest to Tri-County or (ii) any adjustment subsequent to the Effective Time to the amount of taxable income reported on any such Prior Period Return related to any Audit of such Prior Period Return by any tax authority (collectively, an "Adjustment"), then, to the extent that an Adjustment both (x) results in an increase in the federal or state income tax liability of the Sellers for any Prior Period (a "Tax Liability") and (y) will result in a reduction in the amount of the federal or state taxable income (a "Tax Benefit") of the Surviving Corporation for a taxable period ending subsequent to the Closing Date (a "Subsequent Period") due to, for example, increased depreciation deductions, then the Surviving Corporation shall indemnify the Sellers for the amount of any Tax Liability, exclusive of penalty or interest, but only to the extent of the present value of the resulting Tax Benefit to the Surviving Corporation for all Subsequent Periods, assuming that the Surviving Corporation shall be taxed in all Subsequent Periods at the federal or state income tax rate (as appropriate) in effect at the time when the Sellers provide written notice to Chesapeake that an Adjustment has occurred. The present value shall be computed with reference to the appropriate Applicable Federal Rate, as promulgated by the Internal Revenue Service. The limitations included in Section 9.2(a) shall not apply to this Section 4.15(d). Section 9.1 shall not apply to Section 4.15(d).

          SECTION 4.16  ERISA.

               (a) Except as listed in Section 4.16(a) of the Chesapeake Disclosure Schedule, Chesapeake does not maintain or contribute to any "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"). The employee benefits plans disclosed in Section 4.16(a) of the Chesapeake Disclosure Schedule are referred to as the "ERISA Plans." With respect to each ERISA Plan, Chesapeake has provided Tri-County with a true and complete copy of the most recent summary plan description (including all summaries of material modifications prepared since the most recent summary plan description).

               (b) Chesapeake has complied in all respects with all applicable provisions of ERISA and the Code except for compliance failures that individually or in the aggregate would not have a material adverse effect on Chesapeake. Each ERISA Plan that is intended to be "qualified" within the meaning of Code Section 401(a) has been determined by the IRS to be qualified, or application for such a determination has been made prior to the expiration of the applicable remedial amendment period, and nothing has occurred since the date of such determination or application that would have a material adverse effect on Chesapeake. No ERISA Plan is subject to any ongoing audit, investigation, or other administrative proceeding of any governmental entity, and no ERISA Plan is the subject of any pending application for administrative relief under any voluntary compliance program or closing agreement program of the IRS or the Department of Labor.

               (c) Except for the Chesapeake Utilities Corporation Pension Plan (the "Pension Plan"), Chesapeake has not at any time maintained, or contributed to, any defined benefit plan covered by Title IV of ERISA.

               (d) There are no pending or, to the knowledge of Chesapeake, threatened claims (other than routine claims for benefits) by or on behalf of any ERISA Plan (or otherwise involving any ERISA Plan) by any participant, beneficiary, or fiduciary under such ERISA Plan which would have a material adverse effect on Chesapeake.

          SECTION 4.17 LABOR RELATIONS. As of the date hereof, there is no strike or other labor dispute pending against Chesapeake. Except as set forth in Chesapeake SEC Reports or Section 4.18 of the Chesapeake Disclosure Schedule, Chesapeake is not bound by or subject to (and none of its properties or assets is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or sought to represent any of the employees, representatives or agents of Chesapeake, nor is Chesapeake aware of any labor organization activity involving its employees. Neither the Chief Executive Officer nor the Chief Operating Officer of Chesapeake has any plans to terminate his employment with Chesapeake.

          SECTION 4.18 EMPLOYEE BENEFIT PLANS. Except as disclosed in Sections 4.16 or Section 4.18 of the Chesapeake Disclosure Schedule, Chesapeake has previously given to Tri-County true and correct copies of its personnel manuals, rules, policies or other guidelines relating to employee compensation and retirement. Except as set forth in Sections 4.16 or Section 4.18 of the Chesapeake Disclosure Schedule or in the SEC Reports and except as previously disclosed to Tri-County in writing, there are no other significant employee benefit plans, programs or arrangements, maintained or contributed to by Chesapeake (excluding severance, employment or consulting contracts).

          SECTION 4.19 RELATED PARTY CONTRACTS. Except as set forth in the Chesapeake SEC Reports or in Section 4.20 of the Chesapeake Disclosure Schedule, Chesapeake has no agreements, arrangements or commitments with related parties (including stockholders, directors and officers) and each of the related-party agreements was entered into between Chesapeake and the party thereto on an arm's-length basis on terms no less favorable to Chesapeake than it could obtain from an unrelated third party.

          SECTION 4.20 ABSENCE OF CERTAIN PAYMENTS. Neither Chesapeake or any of its affiliates or any of their respective officers, directors, employees or agents or other people acting on behalf of any of them have
(i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation, decree, directive or order of any other country and (ii) without limiting the generality of the preceding clause (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. None of Chesapeake or any of its affiliates or any of their respective directors, officers, employees or agents of other persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

          SECTION 4.21 ENVIRONMENTAL MATTERS. Except as set forth in the Chesapeake Disclosure Schedule or in the SEC Reports, to Chesapeake's knowledge Chesapeake has no material liabilities relating to environmental matters.

          SECTION 4.22 REGULATION AS A UTILITY. Neither Chesapeake nor any of its subsidiaries is regulated as a public utility in any foreign country or in any of the United States other than Delaware, Maryland, and Florida. Chesapeake is not a Holding Company and is not subject to regulation under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act").

          SECTION 4.23  SUBSIDIARIES.

               (a) Chesapeake's 1996 Corporate Profile sets forth a complete list of each Chesapeake Subsidiary and Chesapeake Joint Venture, with the exception of CPK Sub-A.

               (b) Except as set forth in Section 4.23 of the Chesapeake Disclosure Schedule, no Chesapeake Subsidiary or Chesapeake Joint Venture is a Public Utility Company, a Holding Company, a Subsidiary Company or an Affiliate of any public utility company within the meaning of Sections 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively, or is otherwise subject to regulation under the 1935 Act.

               (c) Except as set forth in Section 4.23 of the Chesapeake Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Chesapeake Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by Chesapeake free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Chesapeake Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock, or granting to any person other than Chesapeake or a Chesapeake Subsidiary any right to participate in its dividends or earnings or obligating it to grant, extend or enter into any such agreement or commitment.

               (d) As used in this Agreement, (i) Chesapeake Subsidiary shall mean any subsidiary of Chesapeake; and (ii) Chesapeake Joint Venture shall mean any joint venture of Chesapeake or of any Chesapeake Subsidiary.

                                   ARTICLE V
                    COVENANTS OF TRI-COUNTY AND SHAREHOLDERS

          Tri-County and each of the Shareholders, severally and not jointly, each covenants and agrees as follows:

          SECTION 5.1 CONDUCT OF BUSINESS PENDING THE MERGER. Except as otherwise specifically provided in this Agreement or as otherwise consented to in writing by Chesapeake, from the date of this Agreement to the Effective Time, Tri-County will (and the Shareholders will cause Tri-County to) conduct its operations only in the ordinary and usual course of business and consistent with past practices and will preserve intact its present business organization, take all reasonable efforts to keep available the services of its present officers, employees and consultants and preserve its present relationships with licensors, licensees, customers, suppliers, employees, labor organizations and others with whom it has a significant business relationship. Without limiting the generality of the foregoing, and except as otherwise specifically provided in this Agreement or as set forth in Section 5.1 of the Tri-County Disclosure Schedule, Tri-County will not, directly or indirectly (and the Shareholders will cause Tri-County not to), from the date of this Agreement to the Effective Time, without the prior written consent of Chesapeake:

               (a) adopt any amendment to or otherwise change its Certificate of Incorporation or By-laws or other organizational documents;

               (b) authorize for issuance, sale, pledge, disposition or encumbrance, or issue, sell, pledge, dispose of or encumber (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, convertible securities or otherwise), any capital stock of any class or any other securities of, or any other ownership interest in, Tri-County or amend any of the terms of any such securities or agreements outstanding on the date hereof;

               (c) reclassify, combine, split or subdivide any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock, other than any dividend declared or paid prior to the date hereof or declared or paid pursuant to Section 5.2 of this Agreement;

               (d) redeem, purchase or otherwise acquire, or propose or offer to redeem, purchase or otherwise acquire, any outstanding shares of Tri-County Common Stock or other securities of Tri-County;

               (e) organize any new subsidiary, acquire any capital stock or equity securities of any corporation or acquire any equity or ownership interest (financial or otherwise) in any business;

               (f) (i) incur, assume or prepay any material liability, including without limitation, any indebtedness for borrowed money except in the ordinary course of business and consistent with past practice, and in no event in excess of $250,000, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for obligations of any third party, (iii) make any loans, advances or capital contributions to, or investments in, any third party,
(iv) mortgage or pledge any of its material properties or assets, tangible or intangible, or create any material Lien thereupon other than Permitted Liens, or (v) authorize any new capital expenditures which, individually or in the aggregate, are in excess of $100,000;

               (g) license (except to end users in the ordinary course of business, consistent with past practice and pursuant to a written license agreement) or otherwise transfer, dispose of, permit to lapse or otherwise fail to preserve any of Tri-County's Intellectual Property, or dispose of or disclose to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

               (h) enter into any agreement, contract, commitment or transaction other than in the ordinary course of business, consistent with past practices, that would be required to be included in Section 3.17 of the Tri-County Disclosure Schedule if entered into prior to the date of this Agreement;

               (i) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees of Tri-County in accordance with past practices or grant any severance or termination pay or stock options to, or enter into any employment or severance agreement with any director, officer, or other employee of Tri-County, or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, or other plan, agreement, trust, fund, policy, or arrangement for the benefit of any current or former directors, officers, or employees; provided, however, that this subsection (i) is subject in all cases to Section 5.2 ;

               (j) cancel any debts or waive, release or relinquish any material contract rights or other rights of substantial value other than in the ordinary course of business, consistent with past practices;

               (k) authorize, recommend, propose or enter into or announce an intention to authorize, recommend, propose or enter into an agreement in principle or a definitive agreement with respect to any merger, consolidation, liquidation, dissolution, or business combination, any acquisition of a material amount of property or assets or securities, or any disposition of a material amount of property or assets or securities;

               (l) make any material change with respect to accounting policies or procedures in effect as of November 30, 1996 except as may be required by generally accepted accounting principles, and subject to
Section 5.3;

               (m) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, of liabilities reflected or reserved against in the Unaudited Financial Statements or incurred in the ordinary course of business consistent with past practices since the date hereof; or

               (n) commit or agree (in writing or otherwise) to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect, including as of the date hereof and as of the Effective Time, as if made as of such time.

          SECTION 5.2 DISTRIBUTIONS.

               (a) Total cash distributions for the year ended 1996 to or for the benefit of the shareholders of Tri-County Gas Company from Tri-County Gas Co. and BJ Limited Partnership shall not exceed ninety (90%) of income available for distribution. Income available for distribution is determined by adding to net income the amount of management fees representing stockholders salary. Net income is to be determined using generally accepted accounting principles consistent with past accounting practices of both Tri-County Gas Co. and BJ Limited Partnership.

               (b) Total cash distributions from Tri-County Gas Co. and BJ Limited Partnership for the period ending immediately following the Effective Time shall not exceed an aggregate amount of twenty-four thousand dollars ($24,000.00) on a monthly basis as management salaries, ratably for each of the first three months between January 1, 1997 and the Effective Time. In addition to the monthly management salaries, an additional aggregate amount of forty thousand dollars ($40,000.00) per month may be distributed representing the monthly allocation of annual dividends ratably for each of the first three months between January 1, 1997 and the Effective Time.

               (c) Up to and including the Effective Time, Tri-County will not make any distributions other than as expressly permitted by section 5.2(a) and (b). For this purpose, reasonable and customary business expenses consistent with past practices shall not be considered distributions.

          SECTION 5.3 TAX STATUS. Shareholders and Tri-County shall take all action necessary such that as of January 1, 1997 Tri-County will be taxed as a "C" corporation for federal income tax purposes.

          SECTION 5.4 TRANSFER OF ASSETS; ESRE MERGER. Prior to the Closing, the Shareholders will cause all of the Real Property held by BJ Limited Partnership or by either Shareholder as of the date hereof (the "BJ Real Property") to be transferred to Eastern Shore Real Estate, Inc. ("ESRE"), a corporation to be organized by the Shareholders, with the effect that ESRE will hold good and marketable title to the BJ Real Property and to the structures and fixtures attached or appurtenant to the BJ Real Property, free and clear of all Liens, except (i) Liens as set forth in Section 3.24 of the Tri-County Disclosure Schedule or (ii) Permitted Liens as defined in Section 3.5(c) of this Agreement. Prior to the Closing, the Shareholders will and will cause ESRE to enter into a merger agreement by and among Chesapeake, its wholly owned subsidiary CPK Sub-B, ESRE and the Shareholders (the "ESRE Merger Agreement"), pursuant to which ESRE will be merged in CPK Sub-B, which provides for the conversion of all outstanding shares of common stock of ESRE into 1,000 shares of Chesapeake Common Stock, which is otherwise substantially similar to this Agreement, and which includes similar representations, warranties, covenants and obligations of the respective parties.


          SECTION 5.5 ACCESS TO INFORMATION. Upon reasonable notice and subject to restrictions contained in confidentiality agreements with third parties to which Tri-County is subject (from which Tri-County shall use reasonable efforts to be released), Tri-County shall afford to the officers, employees, accountants, counsel, environmental consultants and other representatives of Chesapeake, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Tri-County shall furnish promptly to Chesapeake all information concerning its business, properties and personnel as Chesapeake may reasonably request.

          SECTION 5.6 NO SOLICITATION. Shareholders and Tri-County will not and will cause their affiliates not to, and will cause their respective officers, directors, employees and agents retained by Shareholders or Tri-County or any of their affiliates not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, provide any information or data to, or have any discussions with, any Third Party (as hereinafter defined) relating to, any public offering of securities of, or acquisition, business combination or purchase of all or any significant portion of the properties or assets of, or any equity interest in, Tri-County (an "Acquisition Proposal"). Shareholders and Tri-County will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Party conducted heretofore with respect to any Acquisition Proposal. Shareholders and Tri-County shall immediately notify Chesapeake if, subsequent to the date hereof, any such negotiations, provision of information or data or discussions are entered into or made or any such inquiries are received in respect thereof, and shall provide details with respect thereto, including the identity of such Third Party and the price and terms of any Acquisition Proposal. As used in this Agreement, the term "Third Party" means any "person" or "group", as such terms are defined in
Section 13(d) of the Exchange Act, other than Chesapeake or any affiliate of Chesapeake.

          SECTION 5.7 FURTHER INFORMATION. As soon as practicable after such information becomes available, and in any event not later than thirty
(30) days after the end of each fiscal month, Tri-County shall provide to Chesapeake an unaudited balance sheet as of the end of such month and the related consolidated statements of results of operations and statements of cash flows for such period.

          SECTION 5.8 AFFILIATES. Prior to the execution of this Agreement, Tri-County shall deliver to Chesapeake a letter identifying all persons who may be deemed, as of the date of this Agreement, "affiliates" of Tri-County for purposes of Rule 145 under the Securities Act. Tri-County shall cause each person named in such letter to deliver a written agreement substantially in the form attached hereto as Exhibit 5.8.

          SECTION 5.9 PUHCA. Each Shareholder covenants that he will take no action at any time that will cause the Shareholders to be deemed a "holding company" with respect to Chesapeake as that term is defined in
Section 2(a)(7) of the 1935 Act. With respect to Chesapeake, each Shareholder will act as an individual and on his own behalf, and not in concert with or as a group with the other Shareholder or any other person. Notwithstanding Section 9.1 of this Agreement, the covenants contained in this Section 5.9 will continue with respect to a Shareholder as long as he remains an owner of five percent or more of the outstanding voting securities of Chesapeake.

                                   ARTICLE VI
                            COVENANTS OF CHESAPEAKE

          SECTION 6.1 EMPLOYMENT MATTERS. It is Chesapeake's present intention to integrate, following the Effective Time, certain employee benefit plans currently maintained by Chesapeake and its subsidiaries and Tri-County, respectively. To the extent that Tri-County employees become participants in any such plans of Chesapeake and its subsidiaries ("Chesapeake Plans") following the Effective Time, Tri-County employees shall be credited under the Chesapeake Plans (other than Chesapeake's pension plan, except for eligibility purposes) for prior years of service with Tri-County to the extent such service was recognized by Tri-County under any similar employee benefit plan, except that with respect to the Chesapeake 401(k) Plan, employees will not be entitled to retroactive matching contributions for years of service prior to the Effective Time.

          SECTION 6.2 RELEASE OF PERSONAL GUARANTEES. At the Effective Time, Chesapeake shall contribute to Tri-County funds sufficient to pay all indebtedness of Tri-County that has been reasonably incurred in connection with its business and is guaranteed or co-signed by a Shareholder, and Tri-County will immediately use these funds to repay such indebtedness.
Section 6.2 of the Tri-County Disclosure Schedule includes a complete schedule of all such indebtedness currently outstanding.

          SECTION 6.3 DIVIDENDS. Prior to the Effective Time, Chesapeake will not pay any dividends to its stockholders with a record date prior to March 7, 1997.

          SECTION 6.4 CONDUCT OF BUSINESS PENDING THE MERGER. Except as otherwise specifically provided in this Agreement or as otherwise consented to in writing by Tri-County, from the date of this Agreement to the Effective Time, Chesapeake will conduct its operations only in the ordinary and usual course of business and consistent with past practices, or as may be required in connection with Chesapeake's ongoing acquisition activities. Without limiting the generality of the foregoing, and except as otherwise specifically provided above or elsewhere in this Agreement or as set forth in Section 6.4 of the Chesapeake Disclosure Schedule, Chesapeake will not directly or indirectly, from the date of this Agreement to the Effective Time, without the prior written consent of Tri-County:

               (a) adopt any amendment to or otherwise change its Certificate of Incorporation or By-laws or other organizational documents;

               (b) authorize for issuance, sale, pledge, disposition or encumbrance, or issue, sell, pledge, dispose of or encumber (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, convertible securities or otherwise), any capital stock of any class of any other securities of, or any other ownership interest in, Chesapeake or amend any of the terms of any such securities or agreements outstanding on the date hereof, other than as disclosed in Section 4.3 of this Agreement or in connection with employee benefit or compensation plans.

               (c) redeem, purchase or otherwise acquire, or propose or offer to redeem, purchase or otherwise acquire, any outstanding shares of Chesapeake Common Stock or other securities of Chesapeake;

     SECTION 6.5 ESRE MERGER. Chesapeake will enter into the ESRE Merger Agreement.

     SECTION 6.6  REPORTING.

               (a) Chesapeake will not report or disclose any potential environmental problem relating to the Real Property, as defined in Section
3.24 of this Agreement, without the consent of one of the Shareholders (which consent shall not unreasonably be withheld) unless required by law or in accordance with Securities and Exchange Commission or New York Stock Exchange reporting practices. If Chesapeake violates this Section 6.6(a), the indemnification under Section 9.2(b) shall not apply to the costs, damages and liabilities caused by such violation.

               (b) Chesapeake will not initiate remediation of any environmental condition relating to the Real Property, unless required by law, without the consent of one of the Shareholders (which consent shall not unreasonably be withheld). If, in such case, consent is not given, either party may submit the proposal to binding arbitration, for a determination whether a prudent businessman would consider the remediation proposal commercially reasonable, the arbiter to be selected mutually by the parties. If the arbiter determines that a prudent businessman would not consider the remediation proposal commercially reasonable, Chesapeake's determination to proceed with the proposal will be at its own expense, not subject to the indemnification provided by Section 9.2(b)(ii).

               (c) This Section 6.6 will not be subject to the survival limitations in Section 9.1. The restrictions in Section 6.6(a) will terminate with respect to a particular environmental matter on the later of
(i) the tenth anniversary of the Effective Time or (ii) the termination of the Shareholders' indemnification obligations under Section 9.2(b)(ii) of this Agreement with respect to that matter. The restrictions in Section 6.6(b) will terminate with respect to a particular environmental matter simultaneously with the termination of the Shareholders' indemnification obligations under Section 9.2(b)(ii) with respect to that matter.

                                  ARTICLE VII
                                MUTUAL COVENANTS

          SECTION 7.1 REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to assure that all conditions to Closing set forth in Article VIII of this Agreement are satisfied as expeditiously as possible including, without limitation, the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions, waivers by any public or private third party. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

          SECTION 7.2 BROKERS OR FINDERS. Each of Tri-County, the Shareholders and Chesapeake represents, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement. Each of Tri-County, the Shareholders and Chesapeake agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by or on behalf of such party.

          SECTION 7.3 NOTIFICATION OF CERTAIN MATTERS. Tri-County and the Shareholders shall give prompt notice to Chesapeake and CPK Sub-A, and Chesapeake and CPK Sub-A shall give prompt notice to Tri-County and the Shareholders, of the occurrence (or non-occurrence) of any event of which Tri-County, Shareholders, Chesapeake or CPK Sub-A has knowledge, respectively, the occurrence (or non-occurrence) of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect (including as of the Effective Time) and of any failure of either party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that delivery of any notice pursuant to this Section 7.3 shall not limit or otherwise affect the remedies available to either party hereunder.

          SECTION 7.4 FEES AND EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses in the normal course of business. Costs and expenses incurred by Tri-County and/or the Shareholders shall be allocated among them on an equitable basis.

          SECTION 7.5 FURTHER ASSURANCES. After the Closing, Chesapeake and the Shareholders shall from time to time, at the request of the other party and without further cost or expense to the requesting party, execute and deliver such other instruments of conveyance and transfer and take such other actions as such other party may reasonably request in order more effectively to carry out this Agreement.

                                  ARTICLE VIII
                                   CONDITIONS

          SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity of competent jurisdiction that prohibits the consummation of the Merger and shall be in effect.

               (b) Coopers & Lybrand shall have confirmed in writing the draft letter of Coopers & Lybrand to Chesapeake of even date herewith that the transaction contemplated by this Agreement will qualify as a pooling-of-interests transaction under Opinion No. 16 of the Accounting Principles Board; provided, however, that the failure to satisfy this condition shall not relieve Chesapeake of its obligation to effect the Merger if such failure (i) is the result of any willful act or omission by Chesapeake that makes the representations, warranties or covenants of Chesapeake set forth in the draft letter from Chesapeake to Coopers & Lybrand, dated as of the date of this Agreement, untrue or incorrect in any material respect and
(ii) but for the willful act or omission referred to in clause (i), Coopers & Lybrand would have confirmed in writing that the transaction contemplated by this Agreement would have qualified as a pooling-of-interests transaction under Opinion No. 16 of the Accounting Principles Board.

               (c) The Closing shall have taken place no later than March 31, 1997.

               (d) The ESRE Merger Agreement shall have been entered into by all necessary parties; the Closing of the ESRE Merger Agreement shall take place simultaneously with the closing of this Agreement; and the effective time under the ESRE Merger Agreement shall occur simultaneously with the Effective Time under this Agreement.

          SECTION 8.2 CONDITIONS OF OBLIGATIONS OF TRI-COUNTY AND SHAREHOLDERS. The obligation of Tri-County and Shareholders to effect the Merger is further subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by Tri-County and
Shareholders:

               (a) The representations and warranties of Chesapeake set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, as if made as of such time.

               (b) Chesapeake shall have performed and complied, in all material respects, with all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

               (c) Chesapeake shall have obtained all consents, approvals, authorizations and permits required from third parties and any Governmental Entity (applicable to Chesapeake and its subsidiaries) necessary for the consummation by Chesapeake of the transactions contemplated by this Agreement.

               (d) Shareholders shall have received from Chesapeake an officer's certificate substantially in the form of Exhibit 8.2(d) attached hereto.

               (e) The Chesapeake Shares to be issued pursuant to this Agreement shall have been listed on the NYSE.

               (f) Chesapeake shall have executed, and delivered to the persons and entities named therein a Registration Rights Agreement substantially in the form of Annex A attached hereto, and Employment Agreements substantially in the form of Annex B attached hereto.

               (g) Tri-County and the Shareholders shall have received from legal counsel for Chesapeake an opinion substantially in the form of
Exhibit 8.2(g) attached hereto.

               (h) From the date of this Agreement through the Effective Time, Chesapeake shall not have suffered a Material Adverse Change.

               (i) If this Agreement is signed by all parties on or before January 10, 1997, (i) the Board of Directors shall have designated a date not earlier than March 7, 1997 as the record date for the dividend next payable after the date hereof to holders of Chesapeake common stock and
(ii) the approval of the Delaware Public Service Commission described in
Schedule 4.4 shall have been obtained or the time period for disapproval shall have expired without adverse notice by the Delaware Public Service Commission in time to result in an Effective Time on or prior to that record date.

               (j) Tri-County shall not believe that its or the Shareholders' or BJ Limited Partnership's potential liability relating to environmental matters is reasonably likely to exceed $1,000,000.

          SECTION 8.3 CONDITIONS OF OBLIGATIONS OF CHESAPEAKE. The obligation of Chesapeake to effect the Merger is further subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by Chesapeake:

               (a) The representations and warranties of Tri-County and Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, as if made as of such time.

               (b) Tri-County and Shareholders shall have performed and complied with, in all material respects, all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

               (c) Tri-County and Shareholders shall have obtained all consents, approvals, authorizations and permits required from third parties and any Governmental Entity (applicable to Tri-County) necessary for the consummation by Tri-County and Shareholders of the transactions contemplated by this Agreement.

               (d) Tri-County shall have waived its right of first refusal to purchase the Shareholders' shares of Tri-County Common Stock pursuant to the Shareholders Agreement, dated April 3, 1986, which shall have been terminated in writing in accordance with the terms thereof.

               (e) Chesapeake shall have received from Tri-County an officer's certificate substantially in the form of Exhibit 8.3(e) attached hereto.

               (f) Chesapeake shall have received from each Shareholder a certificate substantially in the form of Exhibit 8.3(f) attached hereto.

               (g) Chesapeake shall have received from counsel to the Shareholders and to Tri-County an opinion substantially in the form of
Exhibit 8.3(g) attached hereto.

               (h) From the date of this Agreement through the Effective Time, Tri-County shall not have suffered a Material Adverse Change.

               (i) All necessary approvals from the Delaware Public Service Commission regarding the issuance of the shares of Chesapeake Common Stock shall have been granted by final order.

               (j) Chesapeake shall have received from each Shareholder an investment letter, substantially in the form of Exhibit 8(j) attached hereto.

               (k) Chesapeake shall not believe that its or the Shareholders' or BJ Limited Partnership's potential liability relating to environmental matters is reasonably likely to exceed $2,000,000.

                                   ARTICLE IX
                          SURVIVAL AND INDEMNIFICATION

          SECTION 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements, certifications, representations, warranties, covenants, agreements and obligations provided for herein relating to environmental matters ("Environmental Representations"), if made by the Shareholders, shall survive beyond the Effective Time and continue at all times thereafter (and shall not in any manner be affected or impaired by the consummation of the transactions contemplated by this Agreement) until the fifth anniversary of the Effective Time or until the termination of this Agreement pursuant to Section 10.1. All other statements, certifications, representations, warranties, covenants, agreements and obligations provided for herein ("Non-Environmental Representations") and all Environmental Representations of Chesapeake shall survive beyond the Effective Time and continue at all times thereafter (and shall not in any manner be affected or impaired by the consummation of the transactions contemplated by this Agreement) until the second anniversary of the Effective Time or until the termination of this Agreement pursuant to Section 10.1.

          SECTION 9.2  INDEMNIFICATION.

               (a) INDEMNITY BY CHESAPEAKE. Chesapeake shall indemnify and defend and hold the Shareholders harmless from and against all claims, liabilities, damages, losses and expenses (including reasonable attorneys' fees) of every kind and character (exclusive however of any amounts covered by Section 9.2(b)) resulting from or relating to or arising out of the inaccuracy, nonfulfillment, nonperformance or breach of any representation, warranty, covenant, agreement or obligation of Chesapeake contained herein. Neither Shareholder shall have any claim for indemnification hereunder unless such claim is asserted not later than two years following the Effective Time, but if such claim is asserted within the two year time period, notwithstanding Section 9.1 of this Agreement, such Shareholder's right to indemnification for such matters shall continue until such liability is finally determined by written settlement between the parties involved or by a final judgment ordered by a court of competent jurisdiction. No indemnification shall be payable to a Shareholder unless the total of all claims for indemnification by both Shareholders shall exceed $500,000 in the aggregate, whereupon the excess of the amount of such claims over $500,000 shall be recoverable in accordance with the terms herein. No indemnification shall be payable to either Shareholder in excess of $1,000,000 in the aggregate (not including the first $500,000 of claims referred to above), exclusive of amounts payable as a result of a knowing, fraudulent, or intentional breach by Chesapeake.

               (b)  INDEMNITY BY THE SHAREHOLDERS.

                    (i) NONENVIRONMENTAL INDEMNITY. Each Shareholder shall indemnify and defend and hold Chesapeake and its affiliates harmless from and against all claims, liabilities, damages, losses and expenses (including reasonable attorneys' fees) of every kind and character (exclusive however of any amounts covered by Section 9.2(a)) resulting from or relating to or arising out of the inaccuracy, nonfulfillment, nonperformance or breach of any Nonenvironmental Representation by either Shareholder or Tri-County.

                    (ii) ENVIRONMENTAL INDEMNITY. Each Shareholder shall indemnify and defend and hold Chesapeake and its affiliates harmless from and against all claims, liabilities, damages, losses and expenses (including reasonable attorneys' fees) of every kind and character (exclusive however of amounts covered by Section 9.2(a)) resulting from or relating to or arising out of (x) the inaccuracy, nonfulfillment, nonperformance or breach of any Environmental Representation by either Shareholder or Tri-County or (y) any environmental condition with respect to operations of Tri-County or BJ Limited Partnership prior to the Effective Time, or with respect to any of the Real Property listed in
Section 3.24 of the Tri-County Disclosure Schedule which existed prior to the Effective Time.

                    (iii) LIMITATIONS. Chesapeake shall have no claim for indemnification hereunder unless such claim is asserted not later than two years following the Effective Time with respect to a Nonenvironmental Indemnity or five years following the Effective Time with respect to an Environmental Indemnity, but if such claim is asserted within the applicable time period, notwithstanding Section 9.1 of this Agreement, Chesapeake's right to indemnity for such matters shall continue until such liability is finally determined by written settlement between the parties involved or by a final judgment ordered by a court of competent jurisdiction. No indemnification shall be payable to Chesapeake by a Shareholder unless the total of all claims for indemnification by Chesapeake under this Section 9.2(b) shall exceed $500,000 in the aggregate with respect to a Nonenvironmental Indemnity or $100,000 in the aggregate with respect to an Environmental Indemnity, whereupon the excess of the amount of such claims over such applicable amount shall be recoverable in accordance with the terms hereof. The maximum amount payable to Chesapeake by each Shareholder pursuant to this Section 9.2 shall be 50% of such excess up to $1,000,000, such maximum not to exclude amounts payable as a result of a knowing, fraudulent or intentional breach by either Shareholder.

               (c) THIRD PARTY CLAIMS. The obligations and liabilities of any of the parties to this Agreement under this Section 9.2 with respect to proceedings initiated by third parties (the "Third Party Claims") will be subject to the following terms and conditions:

                    (i) upon receipt of written notice of any Third Party Claim asserted against, resulting to, imposed upon or incurred by Chesapeake and its affiliates or the Shareholders, as the case may be (the "Indemnified Party"), the party from whom indemnification is sought (the "Indemnifying Party") may, at its own expense, participate in and, upon notice to the Indemnified Party undertake the defense thereof by counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party, provided that, if representation of both the Indemnified Party and the Indemnifying Party by the same counsel with respect to such Third Party Claim would be inappropriate under applicable standards of professional conduct, such Indemnified Party shall be entitled to select counsel of its own choosing (with the fees and costs of such counsel being at the Indemnifying Party's sole cost and expense);

                    (ii) if within a reasonable time after written notice to the Indemnifying Party of its intention to undertake the defense of any Third Party Claim, the Indemnifying Party fails to defend the Indemnified Party against whom such Third Party Claim has been asserted, the Indemnified Party will have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of and for the account and at the risk of the Indemnifying Party;

                    (iii) anything in this Section 9.2(c) to the contrary notwithstanding, if there is a reasonable probability in the Indemnified Party's judgment that a claim may materially and adversely affect the Indemnified Party, other than as a result of money damages or other money payments, the Indemnified Party will have the right to defend, co-defend, compromise or settle such Third Party Claim (with full disclosure of the proposed settlement terms being given to the Indemnifying Party prior to settlement thereof) by selecting counsel of its own choosing (with the fees and costs of such counsel being the Indemnified Party's sole cost and expense);

                    (iv) the Indemnified Party shall cooperate fully in all respects with the Indemnifying Party in any such defense, compromise or settlement including, without limitation, by making available to the Indemnifying Party all pertinent information and all books and records under the control of the Indemnified Party;

                    (v) the Indemnifying Party shall not compromise or settle any such action, suit, proceeding, claim or demand without the prior written approval of the Indemnified Party; provided that, if such prior written approval is withheld by the Indemnified Party, the liability of the Indemnifying Party with respect to such action, suit, proceeding, claim or demand shall be limited to the amount of the settlement recommended by the Indemnifying Party and not approved by the Indemnified Party.

               (d) The Shareholders' rights to indemnification hereunder may not be transferred or assigned, except in accordance with the laws of descent and distribution.

                                   ARTICLE X
                           TERMINATION AND AMENDMENT

          SECTION 10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

               (a) by mutual consent of Chesapeake, Tri-County and the Shareholders;

               (b) by either Chesapeake or the Shareholders, if the Closing shall not have been consummated on or before March 31, 1997 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate); or

               (c) by either Chesapeake, Tri-County or the Shareholders, if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable.

          SECTION 10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders. Notwithstanding the foregoing, nothing contained in this Section 10.2 shall relieve any party from liability for any material breach of any covenant of this Agreement or any material breach or misrepresentation of the representations or warranties contained herein.

          SECTION 10.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          SECTION 10.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein by the other parties hereto. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE XI
                                 MISCELLANEOUS

          SECTION 11.1 NOTICES. All notices and other communications hereunder shall be in writing, and shall be deemed given upon receipt if delivered personally, sent by facsimile transmission (receipt of which is confirmed) or by certified or registered mail, return receipt requested, or by a nationally recognized private overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to the Shareholders, to:

               William P. Schneider
               c/o Tri-County Gas Co., Inc.
               1820 North Salisbury Boulevard
               Salisbury, MD  21801

               and

               James R. Schneider
               5518 Woodbine Lane
               Salisbury, MD  21801

               with a copy to:

               James L. Otway, Esquire
               Anthenelli & Otway
               108 The Plaza
               P.O. Box 4096
               Salisbury, MD  21801

               (b)  if to Tri-County, to

               William P. Schneider
               James R. Schneider
               Tri-County Gas Co., Inc.
               1820 North Salisbury Boulevard
               Salisbury, MD  21801

               with a copy to:

               James L. Otway, Esquire
               Anthenelli & Otway
               108 The Plaza
               P.O. Box 4096
               Salisbury, MD  21801

               and

               (c)  if to Chesapeake, to:

               Chesapeake Utilities Corporation
               909 Silver Lake Boulevard
               Dover, Delaware  19904
               Attention: John R. Schimkaitis



               with a copy to:

               Covington & Burling
               1201 Pennsylvania Avenue, N.W.
               Washington, D.C.  20004
               Attention: Ruth S. Epstein

          SECTION 11.2 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          SECTION 11.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          SECTION 11.4  ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS

               (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

               (b) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, successors, and permitted assigns. As used herein, the successors of a party shall include, but not be limited to, any successor by way of merger, consolidation, sale or transfer of all or substantially all of its assets (pursuant to liquidation or otherwise), or similar reorganization. In no event may either Shareholder assign any rights or duties under this Agreement, except with Chesapeake's written consent.

          SECTION 11.5 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

          SECTION 11.6 SPECIFIC PERFORMANCE. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          SECTION 11.7 PUBLICITY. Chesapeake may issue or cause the publication of any press release or other public announcement or make any filing with the SEC with respect to the transactions contemplated by this Agreement as it deems appropriate. Neither Tri-County nor the Shareholders shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the prior approval of Chesapeake.

          SECTION 11.8 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 11.9 CONFIDENTIALITY AGREEMENTS. At the Effective Time, the Confidentiality Agreements dated January 2, 1997 between Chesapeake and Tri-County and the Shareholders will terminate and have no further force or effect.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable by their respective officers thereunto duly authorized), as of the date first written above.

          CHESAPEAKE UTILITIES CORPORATION



          By: ____________________________
          Name:
          Title:


          CPK SUB-A, INC.



          By: ____________________________
          Name:
          Title:


          TRI-COUNTY



          By: ____________________________
          Name:
          Title:


          SHAREHOLDERS


          ________________________________
          James R. Schneider


          ________________________________
          William P. Schneider